Exhibit 99.1
INGERSOLL-RAND COMPANY LIMITED
Business Review
First Quarter
(In millions, except percentages)

UNAUDITED

	Three Months
	Ended March 31,
	2004	2003
Climate Control
Revenues	$ 637.5	$ 557.5
Operating income	58.0	25.1
and as a % of revenues	9.1%	4.5%

Industrial Solutions
Air & Productivity Solutions
Revenues	343.5	310.7
Operating income	33.8	21.2
and as a % of revenues	9.8%	6.8%

Dresser-Rand
Revenues	169.7	278.1
Operating income	8.4	4.2
and as a % of revenues	4.9%	1.5%

Industrial Solutions
Revenues	513.2	588.8
Operating income	42.2	25.4
and as a % of revenues	8.2%	4.3%

Infrastructure
Revenues	726.6	598.6
Operating income	91.6	65.1
and as a % of revenues	12.6%	10.9%

Security & Safety
Revenues	414.7	374.7
Operating income	72.1	70.9
and as a % of revenues	17.4%	18.9%

Total
Revenues	$ 2,292.0	$ 2,119.6
Operating income	263.9	186.5
and as a % of revenues	11.5%	8.8%

Unallocated corporate expense	(27.0)	(26.6)

Consolidated operating income	$ 236.9	$ 159.9
and as a % of revenues	10.3%	7.5%
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION